Exhibit 99.1

Joe’s Jeans to Restate Previously Issued Financial Statements

Joe’s Jeans Receives Nasdaq Notice of Noncompliance Due to its Delayed Form 10-K

LOS ANGELES, CALIFORNIA, March 24, 2009 – Joe’s Jeans Inc. (the “Company”) (NASDAQ: JOEZ) announced today that it will amend and restate certain of its previously issued financial statements and other financial information to revise the accounting treatment of its acquisition of JD Holdings, Inc. (“JD Holdings”) completed in October 2007.  In light of the pending restatement, the previously issued financial statements and other financial information contained in the Company’s Forms 10-Q for the quarters ended February 28, 2008, May 31, 2008 and August 31, 2008 should no longer be relied upon.  Additionally, the Company will not file its Form 10-K for the year ended November 30, 2008 until the restatement has been completed.

For the nine month period ended August 31, 2008, the Company previously reported earnings per share of $0.09.  As a result of its restatement, the Company expects for the nine month period ended August 31, 2008 restated earnings per share of $0.06.  For the fourth quarter of fiscal 2008, the Company expects earnings per share of $0.02, at the high end of its previously announced guidance, before consideration of any non-cash charges.  Finally, for the first quarter of fiscal 2009, the Company expects earnings per share of $0.01, before consideration of any non-cash charges, and 5% to 8% growth in its top line.

On February 6, 2007 and June 25, 2007, the Company entered into an amended Merger Agreement with JD Holdings to acquire its business, which included all right, title and interest in its intellectual property, which included the Joe’s®, Joe’s Jeans™ and “JD” related brand and marks.  The merger was completed on October 25, 2007.  The merger was accounted for as a purchase under U.S. generally accepted accounting principles. Accordingly, management allocated the purchase price to the assets and liabilities of JD Holdings in its financial statements as of the completion of the merger as determined by the Company's valuations.  The valuations of intangible assets, income taxes and certain other items were completed during the second quarter of fiscal 2008.  In addition, under the merger agreement, Mr. Joseph Dahan, the sole stockholder of JD Holdings, was entitled, for a period of 120 months following October 25, 2007, a certain percentage of the gross profit earned by the Company in any applicable fiscal year.  The contingent consideration has been recorded as additions to goodwill as the amounts have become known.

In connection with its review of the Company’s registration statement on Form S-3 filed on October 15, 2008, the staff of the Securities and Exchange Commission (the “SEC Staff”) commented on the Company’s method for (i) the valuation of the assets acquired in connection with the merger of JD Holdings and the allocation of the purchase price to those assets; and (ii) the accounting treatment of the contingent consideration payment to Mr. Dahan as an adjustment as additional purchase price rather than as compensation expense.  The Company presented to the SEC Staff its position regarding the transaction and its current accounting treatment.  Ultimately, after considering the SEC Staff’s view, management of the Company recommended to the Audit Committee of the Company (the “Audit Committee”) that the Company should (i) perform a new valuation pursuant to Statement of Financial Accounting Standards No. 141 of the assets acquired in connection with the merger with JD Holdings and allocate the purchase price according to such valuation; and (ii) account for the contingent consideration payments as compensation expense, rather than as an addition to goodwill.  The Audit Committee discussed and agreed with this recommendation. On March 18, 2009, the Audit Committee concluded that, upon the advice of management, in consultation with Ernst & Young LLP (“Ernst & Young”), that its previously issued financial statements for each of the three quarters ended February 28, 2008, May 31, 2008 and August 31, 2008, respectively, will require restatement.  The Audit Committee of our Board of Directors has discussed the matters disclosed in this press release with Ernst & Young.

Accordingly, the Company expects to amend and restate its financial statements and other financial information for the quarterly periods in 2008 in its Annual Report on Form 10-K for the year ended November 30, 2008 (“Annual Report”) in lieu of amending the aforementioned Forms 10-Q to reflect the change in accounting.  The Company is currently working to complete the restatement of its financial statements and other financial information and preparing the appropriate filings with the Securities and Exchange Commission (“SEC”).  As a result of this delay, the Company is no longer compliant with its periodic reporting requirements with the SEC.  However, the Company is using its best efforts to prepare and make the filing as soon as possible.

While the information herein describes all of the items for which the Company and Ernst & Young have determined a restatement is appropriate at this time, there can be no assurance that further review of the Company’s financial statements will not identify additional items.  In light of the pending restatement, the Company’s quarterly income statements for fiscal 2008 are expected to be restated as follows:

	2008 Quarter ended
	(in thousands, except per share data)
	As Reported		As Expected to be Restated	As Reported		As Expected to be Restated	As Reported		As Expected to be Restated
	Feb 28	Adjustment	Feb 28	May 31	Adjustment	May 31	Aug 31	Adjustment	Aug 31

Net Sales	$15,210	$-	$15,210	$17,955	$-	$17,955	$18,248	$-	$18,248
Cost Of Goods Sold	8,422	-	8,422	9,517	-	9,517	9,303	-	9,303

Gross Profit	6,788	-	6,788	8,438	-	8,438	8,945	-	8,945

Operating Expenses
Selling, General and Administrative	5,604	522	6,126	5,968	404	6,372	6,134	410	6,544
Depreciation and Amortization	87	-	87	87	-	87	70	-	70

Total Operating Expenses	5,691	522	6,213	6,055	404	6,459	6,204	410	6,614

Income from Operations	1,097	(522)	575	2,383	(404)	1,979	2,741	(410)	2,331

Interest Expense	(192)	-	(192)	(167)	-	(167)	(133)	-	(133)
Income Taxes	(62)	-	(62)	(201)	-	(201)	(368)	-	(368)

Net Income	$843	(522)	$321	$2,015	(404)	$1,611	$2,240	(410)	$1,830
	-		-	-		-	-		-
EPS - Basic	$0.01		$0.01	$0.03		$0.03	$0.04		$0.03
EPS - Diluted	$0.01		$0.01	$0.03		$0.03	$0.04		$0.03

In connection with its delayed Annual Report, on March 19, 2009, the Company received a Nasdaq Staff Determination letter stating that the Company is not in compliance with its filing requirements for continued listing as set forth in Nasdaq Marketplace Rule 4310(c)(14) due to the Company’s failure to timely file its Annual Report.  The Company has until May 18, 2009 to provide Nasdaq with a plan to regain compliance and if accepted, until September 14, 2009 to regain compliance.  The Company expects to be able to regain compliance in the allotted time frame for continued listing on Nasdaq, but there can be no assurance that it can do so or any additional time periods for compliance will be granted by Nasdaq.

About Joe’s Jeans Inc.

Joe’s Jeans Inc. designs, produces and sells apparel and apparel-related products to the retail and premium markets under the Joe's® brand and related trademarks.  More information is available at the company website at www.joesjeans.com.

This release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended.  Statements in this press release that relate to future results and events (including statements about expected materiality or significance and the quantitative effects of the restatement) are forward-looking statements based on the Company’s current expectations.  Actual results, as well as the Company’s expectations regarding materiality or significance, the restatement’s quantitative effects, the effectiveness of disclosure controls and procedures, and deficiencies in internal control over financial reporting, may differ materially from those in the forward-looking statements because of a number of risks and uncertainties, including: the risk that additional information may arise during the completion of the work on the restatement, our independent auditor’s review of the restatement and its audit work, or the Audit Committee’s final review of the restated financial statements, or as a result of other subsequent events; our ability to successfully remediate any internal control deficiencies; our ability to meet NASDAQ requirements for continued listing as a result of our past due periodic report filings; evaluation of the need for any non-cash charges; the risk that the Company will be unsuccessful in gauging fashion trends and changing customer preferences; the risk that changes in general economic conditions, consumer confidence, or consumer spending patterns will have a negative impact on the Company’s financial performance or strategies; the highly competitive nature of the Company’s business in the United States and internationally and its dependence on consumer spending patterns, which are influenced by numerous other factors; the Company’s ability to respond to the business environment and fashion trends; continued acceptance of the Joe’s® brand in the marketplace; successful implementation of any growth or strategic plans; effective inventory management; the Company's ability to continue to have access on favorable terms to sufficient sources of liquidity necessary to fund ongoing cash requirements of its operations, which access may be adversely impacted by a number of factors, including the reduced availability of credit generally and the substantial tightening of the credit markets, including lending by financial institutions, who are sources of credit for the Company, the recent increase in the cost of capital, the level of the Company's cash flows, which will be impacted by the level of consumer spending and retailer and consumer acceptance of its products; the ability to generate positive cash flow from operations; competitive factors, including the possibility of major customers sourcing product overseas in competition with our products; the risk that acts or omissions by the company’s third party vendors could have a negative impact on the company’s reputation; a possible oversupply of denim in the marketplace; and other risks.  The Company discusses certain of these factors more fully in its additional filings with the SEC, including its last annual report on Form 10-K filed with the SEC, and this release should be read in conjunction with that annual report on Form 10-K, together with all of the Company’s other filings, including current reports on Form 8-K, made with the SEC through the date of this release.  The Company urges you to consider all of these risks, uncertainties and other factors carefully in evaluating the forward-looking statements contained in this release.

Any forward-looking statement is based on information current as of the date of this document and speaks only as of the date on which such statement is made, and the Company  undertakes no obligation to update these statements to reflect events or circumstances after the date on which such statement is made.  Readers are cautioned not to place undue reliance on forward-looking statements.

Contact:
Joe’s Jeans Inc.
Hamish Sandhu
323-837-3700 x 304